LIONBRIDGE ANNOUNCES FY 2010 RESULTS WITH REVENUE OF $405.2 MILLION, GAAP EPS OF ($0.02) AND
NON-GAAP EPS OF $0.26

Grows FY 2010 Operating Income 31% Year-on-Year excluding Restructuring; Forecasts Revenue and
Profit Acceleration in 2011 with Strong Pipeline and Proven Cost Management

WALTHAM, Mass. – February 08, 2011 — Lionbridge Technologies, Inc. (Nasdaq: LIOX) today announced financial results for the fourth quarter and year ended December 31, 2010.

Financial highlights for FY 2010 include:

•	Revenue of $405.2 million, an increase of $16.0 million or 4.1% from the year ended December 31, 2009. In constant currency the Company’s revenue increased 5.5% from the prior year.

•	GAAP net loss for the year of $1.3 million or ($0.02) per share based on 56.7 million weighted average common shares outstanding. This compares to a net loss of $4.0 million or ($0.07) per share in the prior year.

•	FY 2010 GAAP net loss includes restructuring expense of $7.8 million or $0.14 per share.

•	Non-GAAP adjusted earnings of $15.4 million or $0.26 per share, compared to non-GAAP adjusted earnings of $12.0 million or $0.21 in FY 2009. The Company defines non-GAAP earnings as GAAP net income excluding merger, restructuring and related costs, stock-based compensation and amortization of acquisition-related intangible assets. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of this measure to the comparable GAAP measure.

•	Cash flow from operations of $8.7 million during the year.

•	The Company continues to be net cash positive with an ending cash balance of $28.2 million and long-term debt of $24.7 million as of December 31, 2010.

Business highlights for FY 2010 include:

•	After several years of internal use and multi-tenancy development, the Company introduced its first SaaS product to the market with the launch of Translation Workspace™, Lionbridge’s cloud-based translation productivity platform. Within the first eight months of introduction, the Company has secured more than 2,300 subscriptions from translators and agencies in over 80 countries. In 2011, the Company plans to extend Translation Workspace to enterprise clients as well. As a result, Lionbridge expects adoption of Translation Workspace to continue to accelerate in 2011 as translators, agencies and enterprises realize the benefits of the industry’s only global scale, real time, live asset management system.

•	Lionbridge announced a partnership agreement with IBM for the development and commercialization of automated translation technology. With that agreement Lionbridge is the only provider to offer SaaS-based, text-to-text language automation solutions to commercial clients based on IBM’s Real Time Translation Service (RTTS) technology. Since this partnership announcement, Lionbridge has secured three prominent beta customers for this real time translation platform, now called GeoFluent ™. This reflects strong demand for customizable, cost-effective, instantaneous translation of enterprise content that is not currently translated using traditional translation methods. The Company expects to make GeoFluent generally available in Q2 of 2011.

•	The Company has also successfully expanded its Global Sourcing and Search (GSS) professional crowdsourcing service offering. GSS now has access to 100,000 pre-qualified, independent professionals in over 4,600 cities in 102 countries that provide in-country expertise and on-demand knowledge, from applications such as web search relevance rating to regulatory compliance in local markets. This offering grew 22% in 2010, making it one of Lionbridge’s fastest growing services.

•	Lionbridge secured a number of significant new customer engagements in 2010, including a world leader in mobile media and computing devices, a market-leading automobile manufacturer, a global wireless company, a market-leading pharmaceutical company, a global provider of IT management software, a mobile cell phone provider, a global leader in personal computing and digital media, a premier online content network for information and entertainment and a prestigious global art auctioneer.

“In 2010 we continued to accelerate our business and financial performance,” said Rory Cowan, CEO, Lionbridge. “Despite short-term, product cycle downturns from our largest client in the second half, we delivered solid revenue growth, accelerated our SaaS strategy, managed our costs and generated cash. As a result, we believe we are well positioned for strong revenue and profit expansion in 2011 as spending from our top customers rebounds and as we scale our recent new business wins.”

For the fourth quarter ended December 31, 2010, the Company reported revenue of $100.4 million, a sequential quarter increase of $1.1 million from the third quarter of 2010 and a year-on-year decrease of $4.6 million from the fourth quarter of 2009.

On a GAAP basis, the Company reported a GAAP net loss for the quarter of $2.6 million or ($0.04) per share. This includes restructuring expense of $1.9 million or $0.03 per share. Excluding restructuring fourth quarter net loss was $671,000 or ($0.01) per share

Non-GAAP adjusted earnings for the fourth quarter was $1.6 million or $0.03 per share. The Company defines non-GAAP earnings as GAAP net income excluding merger, restructuring and related costs, stock-based compensation and amortization of acquisition-related intangible assets. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of this measure to the comparable GAAP measure.

“The fourth quarter came in as we expected with a short-term slowdown from our largest client,” continued Cowan. “Despite this headwind, we ramped our new account wins, strengthened our pipeline of new business, and continued to generate market demand for our GeoFluent real time translation technology. These achievements give us added confidence that we will accelerate revenue and profit in 2011.”

The Company reaffirmed its revenue expectations for the first quarter of 2011 with estimated revenue of $98 million to $102 million. Lionbridge also stated it expects sequential quarter and year-on-year growth in Q2 and strengthening further in the second half of 2011. The Company also reiterated its expectations for FY 2011 revenue growth of 5-10% with further growth in profitability.

Lionbridge management will conduct a conference call at 9:00 a.m. ET this morning to discuss financial performance for the quarter and other matters, including matters related to its future performance. To participate, callers within the United States can dial 800-857-9821 and international callers can dial 210-234-0023. The pass code for the call is Lionbridge. The conference call will also be available live via the Internet by accessing www.lionbridge.com/webcast/Q42010

Non-GAAP Financial Measures
In this release, the Company’s adjusted earnings, earnings excluding restructuring expenses, earnings per share excluding restructuring expenses and adjusted earnings per share, are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. These measures are presented because management believes they provide additional information to investors with respect to the performance of our fundamental business activities. These measures are Non-GAAP financial measures and should not be viewed as alternatives to GAAP measures of performance. Management believes the most directly comparable GAAP financial measure for adjusted earnings, earnings excluding restructuring expenses, earnings per share excluding restructuring expenses and adjusted earnings per share are net income and net income per share and has provided a reconciliation of these measures to net income (loss) at the end of this release.

About Lionbridge
Lionbridge Technologies, Inc. (NASDAQ: LIOX) is a provider of translation, development and testing solutions. Lionbridge combines global resources with proven program management methodologies to serve as an outsource partner throughout a client’s product and content lifecycle — from development to translation, testing and maintenance. Global organizations rely on Lionbridge services to increase international market share, speed adoption of global products and content, and enhance their return on enterprise applications and IT system investments. Based in Waltham, Mass., Lionbridge maintains solution centers in 26 countries and provides services under the Lionbridge and VeriTest brands. To learn more, visit http://www.lionbridge.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including expected financial performance, anticipated customer and potential customer demand for the Company’s services and technology, profitability, and expected revenue and earnings growth, and the pace and strengthening of such growth, of Lionbridge in the Q1 2011, Q2 2011, the second half of 2011 and FY 2011. Lionbridge’s actual experiences, actions, financial and operating results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include the effect of the global economic conditions on the demand for Lionbridge’s services and technologies, by customers and prospective customers; the effect of global economic conditions on the timing or scope of services procured by Lionbridge customers; given that a substantial portion of Lionbridge’s revenue is generated from a limited number of customers, the loss of or reduction in demand from one or more major client or customer would materially reduce revenue and cash flow and adversely affect Lionbridge’s business; the ability of Lionbridge to realize the expected benefits of its technology initiatives and the timing of the realization of such benefits; market acceptance of and customer demand for the Company’s SaaS-based technology offerings, including the adoption of Translation Workspace by enterprise clients; errors, interruptions or delays in SaaS-based technology or Web hosting; breaches of security measures;  risks associated with the financial aspects of the subscription model utilized in connection with the its SaaS-based technology offerings; the cost, complexity, timing and speed of development and commercialization activities associated with real-time machine translation technology initiatives, including the general release of GeoFluent in Q2 2011, and customer and user acceptance of such technologies; the termination of customer contracts or engagements prior to the end of their term; the size, timing and recognition of revenue from clients; the impact of foreign currency fluctuations on revenue, margins, costs, operating results and profitability and the Company’s ability to successfully manage this exposure through hedge instruments and other strategies; the portion of the Company’s service engagements that are subject to the impact of foreign currency fluctuations; Lionbridge’s ability to provide and maintain high quality services at a competitive price and related customer satisfaction with such service delivery; continued uncertainty and volatility in global economic conditions that could negatively affect demand for the Company’s services and its ability to get paid promptly for such services, including inability of customers to obtain credit to finance purchases of the Company’s services and/or customer insolvencies; reduced demand for the Company’s services that adversely impacts Lionbridge’s future revenues, cash flows, results of operations and financial condition; risks associated with conducting business outside of the United States, including compliance with changing and potentially conflicting laws and regulations, restrictions on downsizing operations in Europe and other jurisdictions (i.e. regulatory or works council restrictions) and expenses and delays associated with any such activities; longer collection cycles in particular jurisdictions; risks associated with competition; costs associated with restructuring of certain operations, the timing of actions and any anticipated benefits and the ability to realize such benefits;  the duration and outcome of negotiations with works councils with respect to the timing of restructuring and the details of  proposed actions; Lionbridge’s ability to forecast revenue, profitability, technology adoption, customer demand and operating results; Lionbridge’s ability to perform services in lower cost operational locations and the timing of its transfer of service execution to such locations, and customer acceptance of service execution in such locations; changes in tax rates applicable to the Company and changes to the interpretations of applicable tax rates; changes to or elimination of the international tax holiday for companies doing business in India; the Company’s dependence on clients’ product releases, production schedules and procurement strategies to generate revenues; the impact of competing language technology on the Company’s existing customer relationships and ability to secure new customers; the failure of Lionbridge to keep pace with technological changes or changing customer needs; Lionbridge’s ability to further develop and deploy its translation technologies, including Translation Workspace and GeoFluent; the risk of claims by third parties of intellectual property claims; the ability of Lionbridge to respond to fluctuations in the complexity, timing and mix of services required by customers; and Lionbridge being held liable for defects or errors in its service offerings. For a more detailed description of the risk factors associated with Lionbridge, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent filings with the SEC (copies of which may be accessed through the SEC’s website at http://www.sec.gov).

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenue ........................................	$100,365	$104,997	$405,238	$389,250
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown separately below) ............................................	69,322	69,778	275,474	264,038
Sales and marketing............................................	8,595	7,141	31,218	28,777
General and administrative............................................	18,565	18,902	74,087	74,056
Research and development............................................	1,149	826	3,880	4,026
Depreciation and amortization............................................	1,330	1,169	4,901	4,619
Amortization of acquisition-related intangible assets.........................	1,223	1,380	4,892	5,520
Merger, restructuring and other charges.....................................	1,881	2,864	7,762	6,842

Total operating expenses............................................	102,065	102,060	402,214	387,878

Income (loss) from operations............................................	(1,700)	2,937	3,024	1,372
Interest expense:
Interest on outstanding debt ............................................	169	349	939	1,777
Amortization of deferred financing costs and discount on debt .......	24	44	311	177
Interest income ............................................	24	24	87	122
Other (income) expense, net ............................................	599	17	1,749	3,732

Income (loss) before income taxes............................................	(2,468)	2,551	112	(4,192)
Provision for (benefit from) income taxes .....................................	84	220	1,402	(184)

Net income (loss) ...........................................................	$(2,552)	$2,331	$(1,290)	$(4,008)

Net income (loss) per share of common stock:
Basic	$(0.04)	$0.04	$(0.02)	$(0.07)
Diluted	$(0.04)	$0.04	$(0.02)	$(0.07)
Weighted average number of common shares outstanding:
Basic	56,927	56,155	56,690	56,036
Diluted	56,927	57,162	56,690	56,036

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Amounts in thousands)

	December 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents............................................	$28,206	$27,432
Accounts receivable, net of allowances of $500 at December 31, 2010 and 2009 ............................................	57,763	55,501
Unbilled receivables............................................	17,471	17,246
Other current assets............................................	9,585	8,290

Total current assets............................................	113,025	108,469
Property and equipment, net............................................	16,394	12,681
Goodwill ................................................................	9,675	9,675
Other intangible assets, net...............................................	9,588	14,480
Other assets................................................................	8,294	7,414

Total assets..................................................	$156,976	$152,719

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable............................................	$18,185	$20,831
Accrued compensation and benefits.....................................	17,080	16,524
Other accrued expenses and current liabilities .........................	25,892	23,448
Deferred revenue............................................	11,073	11,484

Total current liabilities............................................	72,230	72,287
Long-term debt, less current portion............................................	24,700	24,700
Deferred income taxes, long-term...............................................	730	643
Other long-term liabilities.......................................................	14,142	14,060

Total stockholders’ equity .......................................................	45,174	41,029

Total liabilities and stockholders’ equity............................	$156,976	$152,719

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EPS (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Net income (loss) ........................................	$(2,552)	$2,331	$(1,290)	$(4,008)
Amortization of acquisition-related intangible assets......................	1,223	1,380	4,892	5,520
Stock-based compensation............................................	1,076	820	4,040	3,599
Merger, restructuring and other charges..................................	1,881	2,864	7,762	6,842

Adjusted earnings....................................................	$1,628	$7,395	$15,404	$11,953
Fully diluted weighted average number of common shares outstanding	59,459	57,162	59,241	56,442
Adjusted EPS	$0.03	$0.13	$0.26	$0.21